Exhibit 10.1

35 Wilbur Street Associates, LLC
19 Wilbur Street
Lynbrook, NY 11563

November 1, 2016

Mr. Thomas Wegman
Advance Biofactures Corp.
35 Wilbur Street
Lynbrook, NY 11563

Re:	Lease dated November 21, 2013 between 35 Wilbur Street Assoc., LLC and Advance Biofactures Corp., premises; 35 Wilbur Street, Lynbrook, NY 11563.

Dear Mr. Wegman:

It is our understanding that you would like to renew the lease.  The current lease expires on November 30, 2016. We propose that the current terms of the lease remain in effect except where the following is concerned:

1)	The landlord will take occupancy of additional warehouse space in the rear of the building as discussed and agreed.
2)	The lease will be renewed for 1 (one) year at the rate of $129,082 annually. $10,756.83/ month.
3)	This will be less 14.89% of the utilities.
4)	The proposed warehouse space must be delivered to the landlord empty and broom clean.
5)	The Tenant has the option to cancel this lease, without penalty, by providing the Landlord with three (3) months prior notice at any time during the Term of this lease.

A current copy of the certificate of liability insurance is included.

Sincerely yours,

Valorie Mancuso
Controller

Thomas Wegman, President	Richard Arote
Advance Biofactures Corp.	35 Wilbur Street Assoc., LLC

/S/ Thomas Wegman	/S/ Richard Arote

State of New York	ss:
County of Nassau
On this           1st           day of November , 2015, before me personally came,           Thomas Wegman          to me known, who, being by me duly sworn, did say that he is the President of Advance Biofactures Corp. and that he signed his name thereto by authority of the board of directors.

/S/ Helen L. Piazza